UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 16, 2020
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DICERNA PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-36281	20-5993609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

33 Hayden Avenue Lexington, Massachusetts	02421
(Address of registrant’s principal executive office)	(Zip code)

(617) 621-8097
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DRNA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 16, 2020, Dr. Ralf Rosskamp, MD, Chief Medical Officer of Dicerna Pharmaceuticals, Inc. (the “Company”), announced his intention to retire. In order to facilitate an orderly transition of his duties, the Company entered into a transition and separation agreement with Dr. Rosskamp (the “Agreement”), executed and effective on April 16, 2020 (the “Effective Date”). Pursuant to the Agreement, Dr. Rosskamp will continue as Chief Medical Officer of the Company from the Effective Date through the recruitment and an onboarding transition period of a new Chief Medical Officer (the “Transition Period”). The Agreement further provides that once the Transition Period is complete, Dr. Rosskamp will provide consulting services through at least June 30, 2021 (the “Consulting Period”). The Company has retained Dr. Rosskamp’s service with the goal of continuing his activities in respect of the planned New Drug Application (“NDA”) for the Company’s nedosiran program through the filing of the NDA with the U.S. Food and Drug Administration.
During the Transition Period, Dr. Rosskamp will be paid his current base salary and continue to receive benefits and expense reimbursements, as applicable. Dr. Rosskamp will receive certain severance benefits, including (a) payments equal to 12 months of his current base salary and (b) for a period of 12 months or the end of his consulting relationship with the Company, whichever is later, an amount equal to the cost of his COBRA health benefits if he enrolls in COBRA coverage. The Agreement includes a customary release of claims by Dr. Rosskamp in favor of the Company, and Dr. Rosskamp’s severance benefits are conditioned on his execution and non-revocation of the release of claims, as well as his continued compliance with confidentiality and certain other restrictive covenant obligations.
During the Consulting Period, Dr. Rosskamp will be eligible for a bonus based on the Company’s calendar year 2020 corporate goal achievements. The target bonus shall be forty percent (40%) of Dr. Rosskamp’s base salary, and the board of directors of the Company shall have sole discretion to determine the actual amount. Dr. Rosskamp’s performance of consulting services shall constitute a continued service relationship with the Company for purposes of his equity awards. As a result, Dr. Rosskamp’s unvested equity shall continue to vest until the end of the Consulting Period. Upon the occurrence of certain events during the Consulting Period, including the execution of a letter of intent with a potential acquirer contemplating a Change in Control (as defined in the Agreement), all time-based equity awards held by Dr. Rosskamp shall immediately accelerate and become fully exercisable upon the consummation of the Change in Control.
The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020.
Item 8.01 – Other Events.
As previously announced on April 6, 2020, the Company and Alnylam Pharmaceuticals, Inc. (“Alnylam”) entered into a collaboration and license agreement (the “Collaboration Agreement”) for the development and commercialization of investigational ribonucleic acid interference therapeutics for the treatment of alpha-1 antitrypsin deficiency-associated liver disease. Under its terms, the Collaboration Agreement provides that its effectiveness is subject to the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”). After conducting an analysis and upon further review of the fair market value of the Collaboration Agreement, each of the Company and Alnylam has made a final determination that no HSR Act filing is required under the HSR Act with respect to the Collaboration Agreement or the transactions contemplated thereby, and the Collaboration Agreement has become effective as of April 3, 2020.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2020	DICERNA PHARMACEUTICALS, INC.

	By:	/s/ Douglas M. Fambrough, III
Douglas M. Fambrough, III, Ph.D.
Chief Executive Officer